As filed with the Securities and Exchange Commission on November 15, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________

Contango ORE, Inc.
(Exact name of registrant as specified in its charter)

_________________

Delaware	27-3431051
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925
Houston, Texas 77098
(713) 877-1311
(Address of Principal Executive Offices, including zip code and telephone number)

_________________

Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan
(Full title of the plan)

Rick Van Nieuwenhuyse
3700 Buffalo Speedway, Suite 925
Houston, Texas 77098
(713) 877-1311

 (Name, address and telephone number, including area code, of agent for service)
_________________

Copy to:

Timothy T. Samson
Holland & Knight LLP
811 Main Street, Suite 2500
Houston, Texas 77002
 (713) 951-5842
_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

Contango ORE, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of additional shares of common stock of the Company, par value $0.01 per share, that may be issued under the Amended and Restated Contango ORE, Inc. 2010 Equity Compensation Plan (the “Plan”) as a result of the adoption of the Second Amendment to the Plan, which increased the amount of common stock available under the Plan by 600,000 shares. The additional 600,000 shares of common stock being registered pursuant to this Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-172448) relating to the Contango ORE, Inc. 2010 Equity Compensation Plan, which was filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2011 and the registration statement on Form S-8 (File No. 333-222117) relating to the Plan, which was filed with the Commission on December 18, 2017 and the registration statement on Form S-8 (File No. 333-235865) relating to the Plan, which was filed with the Commission on January 9, 2020 are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company is registering additional securities under the Plan covered hereby for which registration statements on Form S-8 bearing Registration Nos. 333-172448, 333-222117 and 333-235865 are currently effective. Therefore, pursuant to General Instruction E of Form S-8, the Company elects to incorporate by reference the contents of such registration statements which constitute information required in this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1
Certificate of Incorporation of Contango ORE, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s report on Amendment No. 2 to Registration Statement on Form 10, as filed with the Securities and Exchange Commission on November 26, 2010).

4.2
Certificate of Amendment to Certificate of Incorporation of Contango ORE, Inc. (Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on December 17, 2020).

4.3	Bylaws of Contango ORE, Inc. (Filed as Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form 10, as filed with the Securities and Exchange Commission on November 26, 2010).

4.4	Amendment No. 1 to the Bylaws of Contango ORE, Inc. (Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on October 21, 2021).

4.5
Form of Certificate of Contango ORE, Inc. Common Stock (Filed as Exhibit 4.1 to the Company’s quarterly report on Form 10-Q for the three months ended September 30, 2013, as filed with the Securities and Exchange Commission on November 14, 2013)

4.6
Certificate of Designation of Series A Junior Preferred Stock of Contango ORE, Inc.(Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on December 21, 2012).

4.7
Certificate of Elimination of Series A Junior Participating Preferred Stock of Contango ORE, Inc. (Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 24, 2020).

4.8
Certificate of Elimination of Series A Junior Participating Preferred Stock of Contango ORE, Inc. (Filed as Exhibit 3.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 24, 2020).

4.9
Rights Agreement, dated September 23, 2020 between Contango ORE, Inc. and Computershare Trust Company. N.A. as Rights Agent (Filed as Exhibit 4.2 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 24, 2020).

4.10
Amendment No. 1 to Rights Agreement, dated as of September 22, 2021, between Contango ORE, Inc. and Computershare Trust Company. N.A.as Rights Agent (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 22, 2021.

4.11
Amendment No. 2 to Rights Agreement, dated as of August 31, 2022, between Contango ORE, Inc. and Computershare Trust Company. N.A. as Rights Agent (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on September 2, 2022).

4.12
Registration Rights Agreement dated October 23, 2017, among Contango ORE, Inc. and the several purchasers named therein (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on October 26, 2017).

4.13
Registration Rights Agreement dated November 10, 2017, among Contango ORE, Inc. and the investors named therein (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on November 16, 2017).

4.14
Registration Rights Agreement dated as of June 17, 2021, by and between Contango ORE, Inc. and the Purchaser named therein (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on June 21, 2021).

4.15
Registration Rights Agreement dated as of August 24, 2021, by and between the Company and CRH Funding II Pte. Ltd. (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on August 25, 2021).

4.16	Form of Convertible Debenture (Filed as Exhibit 4.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on April 13, 2022).

5.1	Opinion of Holland & Knight LLP regarding the validity of the securities being registered (filed herewith).

23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).

23.2	Consent of Moss Adams LLP (filed herewith).

24.1	Powers of Attorney (included on signature pages of this Registration Statement).

99.1
Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan (Filed as Exhibit 10.1 to the Company’s current report on Form 8-K, as filed with the Securities and Exchange Commission on November 16, 2017).

99.2
First Amendment to the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan.† Filed as Exhibit 10.1 to the Company's current report on Form 8-K, as filed with the Securities and Exchange Commission on November 20, 2019).

99.3
Second Amendment to the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan (incorporated by reference to Exhibit C to the Company’s Definitive Proxy Statement on Schedule 14A filed October 4, 2022)

107	Filing Fees (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairbanks, AK, on November 15, 2022.

CONTANGO ORE, INC.

By:	/s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Rick Van Nieuwenhuyse, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on November 15, 2022.

Signature	Title

/s/ Rick Van Nieuwenhuyse	President and Chief Executive Officer
Rick Van Nieuwenhuyse	(Principal Executive Officer)

Vice President, Chief Financial Officer,
/s/ Leah Gaines	Chief Accounting Officer, Treasurer and Secretary
Leah Gaines	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brad Juneau	Chairman of the Board of Directors
Brad Juneau

/s/ Joseph S. Compofelice	Director
Joseph S. Compofelice

/s/ Richard A. Shortz	Director
Richard A. Shortz

/s/ Curtis J. Freeman	Director
Curtis J. Freeman